================================================================================


                               WCI STEEL, INC.,

                                         as Issuer

                                     and

                             FLEET NATIONAL BANK,

                                          as Trustee

                                  INDENTURE

                        Dated as of November 27, 1996

                                 $300,000,000

                           10% Senior Secured Notes
                              due 2004, Series A

                                     and

                           10% Senior Secured Notes
                              due 2004, Series B


================================================================================

                             CROSS-REFERENCE TABLE
  TIA                                                    Indenture
Section                                                   Section
-------                                                   -------

310(a)(1)...............................................   7.10
    (a)(2)..............................................   7.10
    (a)(3)..............................................   N.A.
    (a)(4)..............................................   N.A.
    (a)(5)..............................................   7.10
    (b).................................................   7.08; 7.10; 12.02
    (c).................................................   N.A.
311(a)..................................................   7.11
    (b).................................................   7.11
    (c).................................................   N.A.
312(a)..................................................   2.05
    (b).................................................   12.03
    (c).................................................   12.03
313(a)..................................................   7.06
    (b)(1)..............................................   N.A.
    (b)(2)..............................................   7.06
    (c).................................................   7.06; 12.02
    (d).................................................   7.06
314(a)..................................................   4.07; 4.09; 12.02
    (b).................................................   10.02
    (c)(1)..............................................   12.04
    (c)(2)..............................................   12.04
    (c)(3)..............................................   N.A.
    (d).................................................   10.03
    (e).................................................   12.05
    (f).................................................   N.A
315(a)..................................................   7.01(b)
    (b).................................................   7.05; 12.02
    (c).................................................   7.01(a)
    (d).................................................   7.01(c)
    (e).................................................   6.11
316(a)(last sentence)...................................   2.09
    (a)(1)(A)...........................................   6.05
    (a)(1)(B)...........................................   6.04
    (a)(2)..............................................   N.A.
    (b).................................................   6.07
317(a)(1)...............................................   6.08
    (a)(2)..............................................   6.09
    (b).................................................   2.04
318(a)..................................................   12.01
    (c).................................................   12.01

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions...........................................     1
Section 1.02      Incorporation by Reference of TIA.....................    24
Section 1.03      Rules of Construction.................................    25

                                   ARTICLE TWO

                                 THE SECURITIES

Section 2.01      Form and Dating.......................................    26
Section 2.02      Execution and Authentication..........................    29
Section 2.03      Registrar and Paying Agent............................    30
Section 2.04      Paying Agent To Hold Assets in Trust..................    31
Section 2.05      Securityholder Lists..................................    31
Section 2.06      Transfer and Exchange.................................    31
Section 2.07      Replacement Securities................................    39
Section 2.08      Outstanding Securities................................    40
Section 2.09      Treasury Securities...................................    40
Section 2.10      Temporary Securities..................................    40
Section 2.11      Cancellation..........................................    41
Section 2.12      Defaulted Interest....................................    41
Section 2.13      CUSIP Number..........................................    41
Section 2.14      Designation...........................................    42

                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01      Optional Redemption...................................    42
Section 3.02      Notices to Trustee....................................    43
Section 3.03      Selection of Securities To Be Redeemed................    43
Section 3.04      Notice of Redemption..................................    43
Section 3.05      Effect of Notice of Redemption........................    44
Section 3.06      Deposit of Redemption Price...........................    45
Section 3.07      Securities Redeemed in Part...........................    45

                                                                          Page
                                                                          ----

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01      Payment of Securities.................................    45
Section 4.02      Maintenance of Office or Agency.......................    46
Section 4.03      Limitation on Restricted Payments.....................    46
Section 4.04      Corporate Existence...................................    49
Section 4.05      Payment of Taxes and Other Claims.....................    49
Section 4.06      Maintenance of Properties and Insurance...............    50
Section 4.07      Compliance Certificate; Notice of
                    Default.............................................    51
Section 4.08      Compliance with Laws..................................    51
Section 4.09      SEC Reports and Other Information.....................    52
Section 4.10      Waiver of Stay, Extension or Usury
                    Laws................................................    53
Section 4.11      Limitation on Transactions with
                    Affiliates..........................................    53
Section 4.12      Limitation on Incurrence of Additional
                    Indebtedness........................................    54
Section 4.13      Limitation on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries.................    54
Section 4.14      Limitation on Liens...................................    55
Section 4.15      Change of Control.....................................    56
Section 4.16      Limitation on Asset Sales.............................    58
Section 4.17      Limitation on Sale/leaseback
                    Transactions........................................    61
Section 4.18      Limitation on Preferred Stock of
                    Subsidiaries........................................    62
Section 4.19      Future Guarantees.....................................    62
Section 4.20      Impairment of Security Interest.......................    62
Section 4.21      Amendment to Collateral Documents.....................    63
Section 4.22      Inspection and Confidentiality........................    63
Section 4.23      Release of Released Real Property.....................    63

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01      When Company May Merge, Etc...........................    64
Section 5.02      Successor Corporation Substituted.....................    66


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

Section 6.01      Events of Default.....................................    66
Section 6.02      Acceleration..........................................    68
Section 6.03      Other Remedies........................................    69

                                                                          Page
                                                                          ----

Section 6.04      Waiver of Past Defaults...............................    70
Section 6.05      Control by Majority...................................    70
Section 6.06      Limitation on Suits...................................    70
Section 6.07      Rights of Holders To Receive Payment..................    71
Section 6.08      Collection Suit by Trustee............................    71
Section 6.09      Trustee May File Proofs of Claim......................    71
Section 6.10      Priorities............................................    72
Section 6.11      Undertaking for Costs.................................    73

                                  ARTICLE SEVEN

                                     TRUSTEE

Section 7.01      Duties of Trustee.....................................    73
Section 7.02      Rights of Trustee.....................................    74
Section 7.03      Individual Rights of Trustee..........................    75
Section 7.04      Trustee's Disclaimer..................................    76
Section 7.05      Notice of Default.....................................    76
Section 7.06      Reports by Trustee to Holders.........................    76
Section 7.07      Compensation and Indemnity............................    77
Section 7.08      Replacement of Trustee................................    78
Section 7.09      Successor Trustee by Merger, Etc......................    79
Section 7.10      Eligibility; Disqualification.........................    79
Section 7.11      Preferential Collection of Claims
                    Against Company.....................................    79

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01      Termination of Company's Obligations..................    80
Section 8.02      Legal Defeasance and Covenant
                    Defeasance..........................................    81
Section 8.03      Application of Trust Money............................    85
Section 8.04      Repayment to Company..................................    85
Section 8.05      Reinstatement.........................................    86

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders............................    86
Section 9.02      With Consent of Holders...............................    87
Section 9.03      Compliance with TIA...................................    89
Section 9.04      Revocation and Effect of Consents.....................    89
Section 9.05      Notation on or Exchange of Securities.................    89
Section 9.06      Trustee To Sign Amendments, Etc.......................    90

                                                                          Page
                                                                          ----

                                   ARTICLE TEN

                              COLLATERAL DOCUMENTS

Section 10.01     Collateral and Collateral Documents...................    90
Section 10.02     Recording; Priority; Opinions, Etc....................    91
Section 10.03     Release of Collateral.................................    93
Section 10.04     Disposition of Collateral Without
                    Release.............................................    96
Section 10.05     Eminent Domain and Other Governmental
                    Takings.............................................    97
Section 10.06     Trust Indenture Act Requirements......................    99
Section 10.07     Suits To Protect Collateral ..........................    99
Section 10.08     Purchaser Protected...................................   100
Section 10.09     Powers Exercisable by Receiver or
                    Trustee.............................................   100
Section 10.10     Determinations Relating to Collateral ................   100
Section 10.11     Form and Sufficiency of Release.......................   101
Section 10.12     Possession and Use of Collateral......................   101
Section 10.13     Disposition of Obligations Received...................   101
Section 10.14     Release upon Termination of the
                    Company's Obligations...............................   102

                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS

Section 11.01     "Trust Moneys" Defined................................   102
Section 11.02     Withdrawals of Insurance Proceeds
                    and Condemnation Awards.............................   103
Section 11.03     Withdrawal of Trust Moneys on Basis
                    of Retirement of Securities.........................   107
Section 11.04     Withdrawal of Trust Moneys for
                    Reinvestment........................................   109
Section 11.05     Powers Exercisable Notwithstanding
                    Default or Event of Default.........................   111
Section 11.06     Powers Exercisable by Trustee
                    or Receiver.........................................   111
Section 11.07     Investment of Trust Moneys............................   112

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

Section 12.01     TIA Controls..........................................   112
Section 12.02     Notices...............................................   112

                                                                          Page
                                                                          ----

Section 12.03     Communications by Holders with
                    Other Holders.......................................   113
Section 12.04     Certificate and Opinion as to
                    Conditions Precedent................................   113
Section 12.05     Statements Required in Certificate
                    or Opinion..........................................   114
Section 12.06     Rules by Trustee, Paying Agent,
                    Registrar...........................................   114
Section 12.07     Legal Holidays........................................   114
Section 12.08     Governing Law.........................................   114
Section 12.09     No Adverse Interpretation of Other
                    Agreements..........................................   115
Section 12.10     No Recourse Against Others............................   115
Section 12.11     Successors............................................   115
Section 12.12     Duplicate Originals...................................   115
Section 12.13     Severability..........................................   115

Signatures..............................................................   117

Exhibit A  -     Form of Series A Note
Exhibit B  -     Form of Series B Note
Exhibit C -      Form of Legend for Book-Entry Securities
Exhibit D -      Form of Transferee Letter of Representation
Exhibit E -      Form of certification to be given by the holders of
                 beneficial interest in a temporary Regulation S
                 global security to Euroclear or Cedel
Exhibit F  -     Form of certification to be given by Euroclear oper-
                 ator or Cedel Bank, Societe Anonyme
Exhibit G  -     Form of certification to be given by transferee of
                 beneficial interest in a temporary Regulation S
                 global security
Exhibit H -      Form of certification for transfer or exchange of
                 restricted global security to temporary Regulation S global security
Exhibit I -      Form of certification for transfer or exchange of
                 restricted global security to permanent Regulation S global security
Exhibit J -      Form of certification for transfer or exchange of temporary
                 Regulation S global security or permanent Regulation S global security to restricted global security
Exhibit K-1 -    Form of certification for transfer or exchange of
                 non-global restricted security to restricted global security
Exhibit K-2 -    Form of certification for transfer or exchange of
                 non-global restricted security to permanent Regulation S global security or temporary Regulation S global security

Exhibit L-1 -    Form of certification for transfer or exchange of
                 non-global permanent Regulation S security to restricted global security
Exhibit L-2 -    Form of certification for transfer or exchange of
                 non-global permanent Regulation S security to permanent
                 Regulation S global security

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE, dated as of November 27, 1996, by and between WCI STEEL, INC., an Ohio corporation (the "Company"), as issuer, and FLEET NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10% Senior Secured Notes due 2004, Series A, and 10% Senior Secured Notes due 2004, Series B, without distinction as to Series:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

            "Acquired Indebtedness" means Indebtedness of a person or any of its Subsidiaries existing at the time such person becomes a Subsidiary of the Company or assumed in connection with the acquisition of assets from such person, including, without limitation, Indebtedness incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary of the Company or such acquisition.

            "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of Section 4.11, the term "Affiliate" shall include any person who, as a result of any transaction described therein, would become an Affiliate.

            "Affiliate Transaction" has the meaning provided in Section 4.11.

            "Agent" means any Registrar or Paying Agent.

            "Agent Member" means any member of, or participant in, the Depository.

            "Applicable Procedures" has the meaning provided in Section 2.06(g).

            "Appraiser" means a Person who in the course of its business appraises property and who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is located.

            "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company or any Subsidiary of the Company or shall be merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Subsidiaries (including, without limitation, any Sale/leaseback (other than a Sale/leaseback of an asset constituting Collateral)) to any person, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (iii) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is consummated in accordance with the provisions of Article Five.

            "Asset Sale Offer" has the meaning provided in Section 4.16.

            "Asset Sale Offer Payment Date" means, with respect to any Available Amount from an Asset Sale, the earlier of (x) the 180th day following receipt of such Available Amount or (y) such earlier date on which an Asset Sale Offer shall expire.

            "Asset Sale Release Notice" has the meaning provided in Section
10.03.

            "Available Amount" has the meaning provided in Section 4.16.

            "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

            "Board Resolution" means with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

            "Business Day" means any day that is not a Legal Holiday.

            "Capital Expenditures" shall mean payments for any assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with GAAP consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).

            "Capital Lease," as applied to any person, means any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such person.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's capital stock, whether outstanding at the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

            "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a Capital Lease and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United

States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Notwithstanding the foregoing, for purposes of clause (i) of the definition of "Permitted Investment," 20% of the Cash Equivalents may include securities having a rating of at least BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Baa by Moody's Investors Service, Inc.

            "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Renco to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than a Permitted Holder or a Group controlled by a Permitted Holder), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company or Renco, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Renco, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); (iii) the acquisition in one or more transactions of "beneficial ownership"

(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) by any person, entity or Group (other than a Permitted Holder or a Group controlled by any Permitted Holder) of any Capital Stock of the Company or Renco such that, as a result of such acquisition, such person, entity or Group either (A) beneficially owns (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the Company's or Renco's then outstanding voting securities entitled to vote on a regular basis in an election for a majority of the Board of Directors of the Company or Renco or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's or Renco's Board of Directors; or (iv) the shareholders of Renco as of the Issue Date and the Permitted Holders shall cease to own at least 50% of the equity of Renco owned by such shareholders on the Issue Date.

            "Change of Control Date" has the meaning provided in Section 4.15.

            "Change of Control Offer" has the meaning provided in Section 4.15.

            "Change of Control Payment Date" has the meaning provided in Section 4.15.

            "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or the Collateral Documents.

            "Collateral Account" has the meaning provided in Section 11.01.

            "Collateral Agent" shall mean Fleet National Bank, a national banking association, in its capacity as collateral agent under the Collateral Documents, and any successor thereto in such capacity.

            "Collateral Documents" means, collectively, the Security Agreement, the Mortgage, the Intercreditor Agreements and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Collateral Proceeds" has the meaning provided in Section 4.16.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), Consolidated Interest Expense (net of any interest income), amortization expense (including amortization of deferred financing costs) and depreciation expense and (iii) other non-cash items other than non-cash interest reducing Consolidated Net Income (including, without limitation, any non-cash charges in respect of post-employment benefits for health care, life insurance and long-term disability benefits required in accordance with GAAP) less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such person and its Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the date on which four full fiscal quarters have elapsed subsequent to the Issue Date and financial statements with respect thereto are available, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated, in the case of the Company, after giving effect on a pro forma basis to the issuance of the Securities and the application of the net proceeds therefrom as if the Securities were issued on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such person or any of its Subsidiaries giving rise to the need to make such calculation and any incurrence of other Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date (the "Reference Period"), as if such incurrence occurred on the first day of the Reference Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any Subsidiary of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. In calculating the Consolidated Fixed Charge Coverage Ratio, and giving pro forma effect to any incurrence of Indebtedness during the Reference Period, pro forma effect shall be given to the use of the proceeds thereof to permanently repay or retire Indebtedness.

            "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense (net of any interest income) less non-cash amortization of deferred financing costs and (ii) the product of (x) the amount of all dividends declared, paid or accrued on Preferred Stock of such person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such person during such period (as reflected in the audited consolidated financial statements of such person for the most recently completed fiscal year).

            "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts),
(c) the interest portion of any deferred payment obligation and (d) all accrued interest, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

            "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Subsidiaries, on a consolidated basis for such period determined in accordance with GAAP; provided that (i) the net income of any person in which such person or any Subsidiary of such person has an ownership interest with a third party shall be included only to the extent of the amount that has actually been received by such person or its wholly-owned Subsidiaries in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a wholly-owned Subsidiary of such person, the restrictions set forth in clause (ii) below) and (ii) the net income of any Subsidiary of such person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; provided, further, that there shall be excluded (a) the net income (or loss) of any person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary of such person or is merged into or consolidated with such person or any Subsidiary of such person, (b) any net gain (or loss) resulting from an Asset Sale by such person or any of its Subsidiaries, (c) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP and (d) any compensation-related expenses arising as a result of the Transactions.

            "Consolidated Net Worth" means, with respect to any person at any date, the sum of (i) the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Disqualified Capital Stock of such person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied, and (ii) the amount of any Preferred Stock of such person not included in the stockholders' equity of such person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Capital Stock.

            "covenant defeasance" has the meaning provided in Section 8.01.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event or condition the occurrence of which is, or would with the passage of time or the giving of notice or both become, an Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Depository Securities Certification" has the meaning provided in
Section 2.01.

            "Destruction" shall have the meaning assigned to such term in the Mortgage.

            "Disqualified Capital Stock" means any class of Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

            "Dividend" has the meaning provided in clause (6) of the second paragraph of Section 4.03.

            "Environmental Law" has the meaning assigned to such term in the Mortgage.

            "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than to any Subsidiary of the Company).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

            "Event of Default" has the meaning provided in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Exchange Offer" means the registration by the Company under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each Holder of Series A Notes the opportunity to exchange all Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Excluded Asset" means any structure, equipment, facility, improvement, apparatus or other property acquired or constructed by the Company after the Issue Date which is (i) located at the Mortgaged Property, (ii) not necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law and (iii) not an integral part (or the replacement of an integral part) of the Company's operations as conducted at the Mortgaged Property as of the Issue Date.

            "Existing Indenture" means the Indenture, dated as of December 14, 1993, by and among Renco Steel, Inc. (which was subsequently merged into the Company), the Company and Shawmut Bank Connecticut, National Association (now known as Fleet National Bank), pursuant to which the Existing Securities were issued.

            "Existing Securities" means the Company's 10-1/2% Senior Notes Due March 1, 2002 issued, authenticated and delivered under the Existing Indenture, as amended or supplemented from time to time pursuant to the terms thereof.

            "Fair Market Value" or "fair value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any asset of the Company and its Subsidiaries shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee; provided, however, that with respect to any Asset Sale which involves property or assets which could reasonably be expected to have a value in excess of $5,000,000, the Fair Market Value or fair value of any such asset or assets (i) shall be determined by an Independent Financial Advisor and (ii) any determination of Fair Market Value or fair value with respect to any parcel of Real Property constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Appraiser.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.02 and bearing the legend or legends prescribed in Exhibit C to this Indenture.

            "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

            "Holdings" means WCI Steel Holdings, Inc., a Delaware corporation.

            "Indebtedness" means with respect to any person, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such person,
(iv) all obligations of such person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, accrued expenses and deferred taxes arising in the ordinary course of business),
(v) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business, (vi) all obligations of any other person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such first person and the amount of such obligation shall be the lesser of the value of such property or asset or the amount of the obligation so secured, (vii) all guarantees of Indebtedness by such person,
(viii) Disqualified Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(ix) all obligations under Interest Rate Protection Obligations of such person and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the person issuing such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

            "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of November 27, 1996, by and between the Collateral Agent and Congress Financial Corporation, as agent under the WCI Revolving Credit Facility, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or any replacement thereof.

            "Intercreditor Agreements" means, collectively, the Intercreditor Agreement and the VEBA Intercreditor Agreement.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Rate Protection Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment" means, with respect to any person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of Section 4.03, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.

            "Issue Date" means the date of first issuance of the Securities under this Indenture.

            "legal defeasance" has the meaning provided in Section 8.02.

            "Legal Holiday" has the meaning provided in Section 12.07.

            "Lien" means (x) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and (y) any agreement to enter into any of the foregoing.

            "Management Consultant Agreement" means the management agreement effective October 1, 1992 between Renco and the Company.

            "Maturity Date" means December 1, 2004.

            "Merger" means the merger of Holdings with and into the Company on, or as soon as reasonably practicable after, the Issue Date (provided that Holdings has no Indebtedness outstanding other than Indebtedness owing to the Company not to exceed $60 million).

            "Mortgage" means the mortgage dated as of the date hereof between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Mortgaged Property" has the meaning assigned to such term in the Mortgage.

            "Net Award" shall have the meaning assigned to such term in the Mortgage and shall include any amounts received in respect of personal property pursuant to the Security Agreement or otherwise.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a direct result of such Asset Sale and
(iii) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

            "Net Proceeds" shall have the meaning assigned to such term in the Mortgage and shall include any amounts received in respect of personal property pursuant to the Security Agreement or otherwise.

            "Non-Collateral Proceeds" has the meaning provided in Section 4.16.

            "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such person.

            "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 12.04 and 12.05.

            "Operating Lease" means, as applied to any person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that person is the lessor.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

            "Owner Securities Certification" has the meaning provided in Section 2.01.

            "Paying Agent" has the meaning provided in Section 2.03.

            "Permanent Regulation S Global Security" has the meaning provided in Section 2.01.

            "Permitted Holders" means Ira Leon Rennert and his Affiliates, estate, heirs and legatees, and the legal representatives of any of the foregoing, including, without limitation, the trustee of any trust of which one or more of the foregoing are the sole beneficiaries.

            "Permitted Indebtedness" means (i) any Indebtedness of the Company and its Subsidiaries under the WCI Revolving Credit Facility in an aggregate amount not to exceed $100 million in aggregate principal amount at any time outstanding plus any interest, fees and expenses from time to time owed thereunder less the amount of any Indebtedness under the WCI Revolving Credit Facility required to be repaid and repaid with the net cash proceeds of an asset sale pursuant to the terms of the WCI Revolving Credit Facility and such repayment effects a permanent reduction in the commitment thereunder; provided that at no time shall the sum of the aggregate principal amount outstanding under the WCI Revolving Credit Facility pursuant to this clause (i) and the amount outstanding under clause (iii) below exceed $100 million in the aggregate, (ii) the Securities and any Existing Securities outstanding on the Issue Date, (iii) all obligations of the Company and its Subsidiaries for the reimbursement of any obligor on any letter of credit not to exceed $20 million at any time outstanding; provided that at no time shall the sum of the amount outstanding under this clause (iii) and the aggregate principal amount outstanding under the WCI Revolving Credit Facility pursuant to clause (i) above exceed $100 million in the aggregate, (iv) the subordinated note of the Company payable to LTV Steel Company, Inc. in the principal amount of approximately $1.9 million less any principal payments thereof, (v) Indebtedness of the Youngstown Sinter Company represented by the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 1990-2 (Youngstown Sinter Company Project) as in effect on the Issue Date in the principal amount of approximately $1.9 million less any principal payments thereof, (vi) Indebtedness of the Youngstown Sinter Company represented by the Urban Development Action Grant as in effect on the Issue Date in the principal amount of approximately $1.6 million less any principal payments thereof, (vii) purchase money Indebtedness and any Indebtedness incurred for Capitalized Lease Obligations not to exceed $10 million in the aggregate at any time outstanding, (viii) Interest Rate Protection Obligations to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate, (ix) additional Indebtedness not to exceed $20 million in the aggregate at any time outstanding, (x) Indebtedness owed by the Company or any of its wholly-owned Subsidiaries to any wholly-owned Subsidiary of the Company or any Indebtedness owed to the Company by a wholly-owned Subsidiary of the Company; provided that in the case of Indebtedness owed by the Company to any wholly-owned Subsidiary of the Company, such Indebtedness is subordinated to the Securities, (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in the preceding clauses (i) and (ii) above and this clause (xi), so long as such renewal, extension, substitution, refunding, refinancing or replacement does not result in an increase in the aggregate principal amount of the outstanding Indebtedness represented thereby (except if such Indebtedness refinances Indebtedness under the WCI Revolving Credit Facility or any other agreement providing for subsequent borrowings, does not result in an increase in the maximum commitment under the WCI Revolving Credit Facility or such other agreement), (xii) any guarantees of the foregoing and
(xiii) trade accounts payable to the extent they constitute Indebtedness.

            "Permitted Investment" means (i) cash and Cash Equivalents, (ii) any Investment by the Company or any of its Subsidiaries in the Company or any wholly-owned Subsidiary of the Company, (iii) any Related Business Investment in assets other than the type described in clause (iv) below, (iv) Related Business Investments by the Company or any of its Subsidiaries in joint ventures, partnerships or persons that are not wholly-owned Subsidiaries in an amount not to exceed $25 million in the aggregate; provided that in no event shall such Related Business Investments pursuant to this clause (iv) exceed $5 million in any one fiscal year, (v) Investments by the Company or any Subsidiary of the Company in another person, if as a result of such Investment (a) such other person becomes a wholly-owned Subsidiary of the Company or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a wholly-owned Subsidiary of the Company, (vi) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business, (vii) the non-cash proceeds of any Asset Sale and (viii) loans and advances to employees of the Company and its Subsidiaries made in the ordinary course of business.

            "Permitted Liens" means (i) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith and for which adequate provision has been made, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business, (v) Liens to support trade letters of credit issued in the ordinary course of business, (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property,
(vii) Liens securing Indebtedness permitted under clause (vii) of the definition of Permitted Indebtedness; provided that the Fair Market Value of the asset at the time of the incurrence of the Indebtedness subject to the Lien shall not exceed the principal amount of the Indebtedness secured, (viii) Liens with respect to Acquired Indebtedness permitted to be incurred in accordance with
Section 4.12; provided that such Liens secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Company and were not incurred in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company; provided, further, that such Liens do not extend to or cover any property or assets of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (x) Liens in favor of the trustee of the VEBA Trust existing on the Issue Date or thereafter arising pursuant to agreements in effect on the Issue Date, (xi) Liens on assets or property (including any real property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or construct such assets or property, which Indebtedness is permitted to be incurred under Section 4.12 and (xii) Liens permitted by the Collateral Documents.

            "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock, whether outstanding on the date hereof or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such person.

            "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Prior Liens" has the meaning assigned to such term in the Mortgage.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

            "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

            "Real Property Release Notice" has the meaning provided in Section 10.03.

            "Real Property Valuation Date" has the meaning provided in Section 10.03.

            "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

            "Registrar" has the meaning provided in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and the Initial Purchaser, dated as of November 27, 1996, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

            "Related Business Investment" means any Investment, Capital Expenditure or other expenditure by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the Issue Date.

            "Released Assets" has the meaning provided in Section 10.03.

            "Released Real Property" means any portion of the Real Property which constitutes Mortgaged Property upon which an Excluded Asset is or is intended to be situated so long as (i) such Released Real Property is not (x) necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law, or (y) an integral part of the Company's operations as conducted at the Mortgaged Property on the Issue Date and (ii) the release of such Released Real Property will not interfere with or impair the Trustee's ability to realize the value of the remaining Collateral.

            "Released Trust Moneys" has the meaning provided in Section 11.04.

            "Renco" means The Renco Group, Inc., a New York corporation, which is the ultimate parent of the Company, or any successor thereto.

            "Restricted Global Security" has the meaning provided in Section
2.01.

            "Restricted Payment" has the meaning provided in Section 4.03.

            "Restricted Period" has the meaning provided in Section 2.01.

            "Restricted Security" has the meaning provided in Rule 144(a)(3) under the Securities Act.

            "Sale/leaseback" means any lease, whether an Operating Lease or a Capital Lease, whereby the Company or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that the Company or its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other person (other than the Company), or (ii) that the Company or its Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company or any such Subsidiary to any person (other than the Company) in connection with such lease.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Series A Notes and the Series B Notes.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Security Agreement" means the Security Agreement dated as of the date hereof between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Series A Notes" means the Company's 10% Senior Secured Notes due 2004, Series A, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Series B Notes" means the Company's 10% Senior Secured Notes due 2004, Series B, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Significant Subsidiary" means any Subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

            "Subsidiary" of any person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
(iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

            "Taking" shall have the meaning assigned to such term in the Mortgage.

            "Temporary Regulation S Global Security" has the meaning provided in
Section 2.01.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

            "Transactions" means (i) the offering by the Company of the Securities issued hereunder, (ii) the tender offer by the Company commenced on October 23, 1996 to purchase for cash up to all of the $206.4 million aggregate principal amount outstanding of the Existing Securities and a related consent solicitation for amendment of the Existing Indenture, (iii) the tender offer by Holdings commenced on October 28, 1996 to purchase for cash all of the outstanding shares of common stock, no par value, $.01 stated value, of the Company, (iv) the Merger and (v) the Dividend.

            "Transferee Certificate" means the Transferee Letter of Representation attached as Exhibit D to this Indenture.

            "Transferee Securities Certification" has the meaning provided in
Section 2.06(g).

            "Trust Moneys" has the meaning provided in Section 11.01.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "U.S. Government Obligations" has the meaning provided in Section 8.01.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Valuation Date" has the meaning provided in Section 10.03.

            "VEBA Intercreditor Agreement" means the VEBA Intercreditor Agreement, dated as of November 27, 1996, by and between the Collateral Agent and Bank One Trust Company, N.A., as trustee for the VEBA Trust (the "VEBA Trustee"), as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or any replacement thereof.

            "VEBA Mortgage" means the mortgage dated as of the date hereof between the Company and the VEBA Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "VEBA Security Agreement" means the security agreement dated as of the date hereof between the Company and the VEBA Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "VEBA Trust" means a Voluntary Employee Beneficiaries Association trust fund established under that certain 501(c)(9) Trust Agreement, dated October 1, 1988, between Warren Consolidated Industries, Inc. and Bank One Trust Company, N.A. to hold Company contributions to fund postretirement health care and life insurance obligations for the benefit of certain hourly employees of the Company.

            "WCI Revolving Credit Facility" means the Amended and Restated Loan and Security Agreement dated as of December 29, 1992, as amended, among the Company, the lending institutions named therein and Congress Financial Corporation, as agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacing all or any portion of the Indebtedness under such agreement.

            "wholly-owned Subsidiary" means, with respect to any person, any Subsidiary of such person all of the shares of Capital Stock (other than directors' qualifying shares) of which are owned directly by such person or another wholly-owned Subsidiary of such person.

SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

            The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A or Exhibit B hereto, as the case may be. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the Interest Payment Dates and the Maturity Date.

            The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Securities offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit C. Such temporary Global Securities may be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global

Securities, referred to herein collectively as the "Permanent Regulation S Global Security," substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit C. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the latest of (a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date of this Indenture.

            Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after
(a) the expiration of the Restricted Period, (b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of Annex E hereto, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Annex F. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

            Upon:

            (i) the expiration of the Restricted Period;

            (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

            (iii) receipt by the Depository of:

            (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

            (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

            (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

            Securities offered and sold in their initial distribution in reliance on Rule 144A under the Security Act and other than in reliance on Rule 144A under the Securities Act or Regulation S shall be issued in the form of one or more Global Securities (collectively, and, together with their Successor Securities, the "Restricted Global Security") in fully registered form without interest coupons, substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit C, except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $300,000,000 upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            Series B Notes may be issued only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer.

            The principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal and interest on

Securities in certificated form shall be payable at the office of the Paying Agent.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

            If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            (a) Beneficial interests in a Global Security may, subject to the restrictions on the transferability of the Securities and upon delivery of a certificate in the form of Exhibit D, be exchanged for certificated Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository (in accordance with the

Depository's customary procedures) and will bear the applicable legends set forth in Exhibit A.

            (b) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this
Article II, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (r) below, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article II if such order, direction or request is given or made in accordance with the Applicable Procedures.

            (c) Subject to the provisions in the legends required by this Indenture, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture.

            (d) Neither Agent Members nor any other Person on whose behalf Agent Members may act shall have any rights under this

Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security.

            (e) Upon presentation for transfer or exchange of any Security at the office of the Trustee, as Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, and upon compliance with this Section 2.06, such Security shall be transferred upon the Register, and a new Security shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 2.06, shall only be made in accordance with this
Section 2.06. Transfers and exchanges subject to this Section 2.06 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.06.

            (f) General. A Global Security may not be transferred, in whole or in part, to any Person other than the Depository or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (f) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this clause (f) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.06.

            (g) Temporary Regulation S Global Security. If the holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), only in accordance with this clause (g). Upon delivery (i) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (ii) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit G hereto and
(iii) by Euroclear or CEDEL, as the case may be, to the Trustee, as Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

            (h) Restricted Global Security to Temporary Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (h) and clause (n) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit H signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Security Registrar, shall, subject to clause (n) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security by such specified principal amount.

            (i) Restricted Global Security to Permanent Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (i). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Permanent Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit I signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall reduce the principal amount of a Restricted Global Security, and increase the principal amount of the Permanent Regulation S Global Security by such specified principal amount.

            (j) Temporary Regulation S Global Security or Permanent Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security at any time, wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (j) and clause (n) below; provided that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (S) a certificate in substantially the form set forth in Exhibit J signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Trustee, as Security Registrar, shall, subject to clause (n) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount.

            (k) Non-Global Restricted Security to Global Security. If the holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (k) and clause (n) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in this Section
2.06 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit K-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit K-2 hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (n) below, cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof) as provided in this Section 2.06 and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

            (l) Non-Global Permanent Regulation S Security to Restricted Global Security or Permanent Regulation S Global Security. If the Holder of a Permanent Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the

Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause
(l) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in this Section 2.06 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, and (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit L-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Exhibit L-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to Clause (9) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in this Section 2.06 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal.

            (m) Other Exchanges. Securities that are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (f) through (l) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A under the Securities Act, Rule 144 under the Securities Act or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

            (n) Interests in Temporary Regulation S Global Security to be Held Through Euroclear or CEDEL. Until the later of the expiration of the Restricted Period and the provision of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

            (o) When Securities in certificated form are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.07, 4.15, 4.16 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

            (p) If a Series A Note is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form of Exhibit D hereto) to arrange for such Series A Note to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

            (q) Upon any exchange provided for in Section 2.06(a), the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Series A Note or Notes registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

            (r) Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.07, 2.10 or 3.07 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Series A Notes of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Series A Notes registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depository, as the case may be, shall direct.

            (s) Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 2.07, 2.10 or
3.07 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit C.

SECTION 2.07. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue; provided, however, that to the extent the Trustee is enjoined from making payments to the Holders, interest will continue to accrue until such time as the Trustee is not so enjoined.

SECTION 2.09. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

SECTION 2.10. Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

            If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

            The Company in issuing the Securities may use a CUSIP number or numbers, and if so, the Trustee shall use the CUSIP number or numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14. Designation.

            The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority (i) for all purposes of the provisions defining subordination contained in agreements that provide that the Indebtedness of the Company issued pursuant to such agreements is subordinate to Indebtedness designated as senior indebtedness and (ii) for the purposes of any future Indebtedness of the Company which the Company expressly makes subordinate to any senior indebtedness or such other term denoting seniority. In connection with the issuance of any such future subordinated Indebtedness, the Company shall take all necessary steps to effectuate the foregoing.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Optional Redemption.

            (a) The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after December 1, 2001, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12 month period beginning on December 1 of the years indicated below:

      Year                                                      Percentage

      2001....................................................  105.000%
      2002....................................................  103.333%
      2003....................................................  101.000%

            (b) In addition, at any time prior to December 1, 1999, the Company may redeem up to 33-1/3% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109% plus accrued interest to the redemption date; provided that at least $200 million aggregate principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

SECTION 3.02. Notices to Trustee.

            If the Company elects to redeem Securities pursuant to this Indenture and the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 35 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.03. Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. If a redemption is to be made with the proceeds of an Equity Offering pursuant to Section 3.01, selection of the Securities for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.

            Except as otherwise provided in Section 3.01, at least 30 days but not more than 60 days before a Redemption Date the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

            (8) the CUSIP number, if any, relating to such Securities.

SECTION 3.05. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Record Dates referred to in the Securities.

SECTION 3.06. Deposit of Redemption Price.

            On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.07. Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.

            The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to 12% per annum.

SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of Fleet National Bank, c/o First Chicago Trust Company, 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005, as such office of the Company in accordance with this
Section 4.02.

SECTION 4.03. Limitation on Restricted Payments.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, after the Issue Date (a) declare or pay any dividend or make any distribution on the Company's Capital Stock or make any payment to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of the Company), (b) purchase, redeem or otherwise acquire or retire for value any Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, (c) purchase, redeem, prepay, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Disqualified Capital Stock of the Company or Indebtedness of the Company that is expressly subordinate in right of payment to the Securities or (d) make any Investment (excluding any Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the Fair Market Value of such property proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment) shall exceed the sum of:

            (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to October 31, 1996 and prior to the date the Restricted Payment occurs (treating such period as a single accounting period);

            (y) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid and (C) any net proceeds from any Equity Offering which are used to redeem Securities pursuant to, and in accordance with, the provisions described in Section 3.01); and

            (z) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale of Disqualified Capital Stock and/or Indebtedness, in each case that has been converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date.

            The foregoing provisions shall not prohibit: (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration; (2) the acquisition of Capital Stock of the Company or Indebtedness of the Company either (i) solely in exchange for shares of Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is expressly subordinate in right of payment to the Securities either (i) solely in exchange for Indebtedness of the Company which is expressly subordinate in right of payment to the Securities at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being exchanged or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Indebtedness of the Company which is expressly subordinate in right of payment to the Securities at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has no scheduled principal prepayment dates prior the scheduled final maturity date of the Indebtedness being refinanced; (4) the making of payments by the Company to Renco (A) no earlier than ten days prior to the date on which Renco is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be, pursuant to a tax sharing agreement between the Company and Renco (which tax sharing agreement provides that the payments thereunder shall not exceed the amount the Company would have been required to pay for taxes on a stand-alone basis, except that the Company will not have the benefit of any of its tax loss carryforwards unless such tax losses were a result of timing differences between the Company's accounting for tax and financial reporting purposes, and which tax sharing agreement also provides that transactions between the Company and Renco and its other subsidiaries are accounted for on a cash basis and not on an accrual basis) and (B) to reimburse Renco for out of pocket insurance payments made by Renco on behalf of the Company and its Subsidiaries; (5) the payment by the Company or any of its Subsidiaries of a management fee to Renco in an amount not to exceed $100,000 in any month; (6) the payment by the Company of a dividend (the "Dividend") to Renco on or about the Issue Date not to exceed $108 million; and (7) the making of a loan to Holdings on the Issue Date not to exceed $60 million which loan will be extinguished upon consummation of the Merger; provided that in the case of clauses (2), (3) and (5), no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof.

            In determining the aggregate amount of Restricted Payments permissible under clause (ii) of the first paragraph of this section, amounts expended, incurred or outstanding pursuant to clauses (1) and (2) (but not pursuant to clauses (3), (4), (5), (6) or (7)) of the second paragraph of this section shall be included as Restricted Payments; provided that any proceeds received from the issuance of Qualified Capital Stock pursuant to clause (2) of the second paragraph of this section shall be included in calculating the amount referred to in clause (y) or clause (z), as the case may be, of the first paragraph of this section.

            Prior to any Restricted Payment under the first paragraph of this
Section 4.03, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

SECTION 4.04. Corporate Existence.

            Except as otherwise permitted by Article Five and except in connection with the Merger, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries any such existence, right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and will not be adverse in any material respect to the Holders.

SECTION 4.05. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Collateral Document, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.06. Maintenance of Properties and Insurance.

            (a) Subject to the applicable provisions of the Collateral Documents, the Company shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Subsidiary of the Company from discontinuing the operation or maintenance of any of such properties (other than properties constituting items of Collateral except to the extent permitted by Section 10.04), or disposing of any of them (other than properties constituting items of Collateral except to the extent permitted by
Section 10.04), if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

            (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.07. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within 60 days after the end of the Company's fiscal quarters and within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof.

            (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.08. Compliance with Laws.

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of

America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.09. SEC Reports and Other Information.

            (a) At all times when the Company is required or permitted voluntarily to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or this Indenture is qualified under the TIA, the Company (at its own expense) shall file with the SEC and shall file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses set forth in the register of Securities within 15 days after it files them with the SEC copies of the annual reports, quarterly reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act and not permitted to voluntarily file and this Indenture has not been qualified under the TIA, the Company (at its own expense) shall file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses set forth in the register of Securities, within 15 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, quarterly reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to the disclosure that the Company would have been required to include in such annual reports, quarterly reports, information, documents or other reports, as if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act, in each case in the form that would have been required by the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

            (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitation on Transactions with Affiliates.

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of, an Affiliate of the Company or any Subsidiary of the Company (other than transactions between the Company and a wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under (b) below and (y) Affiliate Transactions (including lease transactions) on terms that are no less favorable to the Company or the relevant Subsidiary in the aggregate than those that might reasonably have been obtained in a comparable transaction by the Company or such Subsidiary on an arm's-length basis (as determined in good faith by the Board of Directors of the Company, as evidenced by a Board Resolution) from a person that is not an Affiliate; provided that except as otherwise provided by (b) below, neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5.0 million unless the Company or such Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor, with a copy thereof to the Trustee, to the effect that the financial terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and such terms are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable transaction on an arm's-length basis with a person that is not an Affiliate.

            (b) The foregoing provisions shall not apply to (i) any Restricted Payment that is made in compliance with Section 4.03, (ii) the payment by the Company or any of its Subsidiaries of a management fee to Renco in an amount not to exceed $100,000 in any month and any other amounts payable under the Management Consultant Agreement as in effect on the Issue Date and (iii) reasonable and customary regular fees to directors of the Company who are not employees of the Company.

SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

            (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided that the Company may incur Indebtedness (including Acquired Indebtedness) if:
(A) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence, and (B) after giving effect to such proposed incurrence, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to
2.5 to 1.0. Notwithstanding the foregoing, a Subsidiary of the Company may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by the Company pursuant to the proviso in the immediately preceding sentence.

            (b) The Company shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Securities to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting
              Subsidiaries.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to: (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or by any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company; (b) make loans or advances to the Company or a Subsidiary of the Company; or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Indenture and the Existing Indenture; (iii) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company;
(iv) any instrument governing Indebtedness of a person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or its Subsidiaries so acquired; (v) any written agreement existing on the Issue Date; provided that the term of any such agreement shall not be extended beyond the term as in effect on the Issue Date and no such agreement shall be modified or amended in such a manner as to make the encumbrance or restriction more restrictive than as in effect on the Issue Date; (vi) Indebtedness existing and as in effect on the Issue Date, including, without limitation, the WCI Revolving Credit Facility or any refinancing, refunding, replacement or extensions thereof; provided that any such encumbrance or restriction contained in any refinancing, refunding, replacement or extension of the WCI Revolving Credit Facility shall be no more restrictive than such encumbrance or restriction contained in the WCI Revolving Credit Facility as in effect on the Issue Date; and (vii) Indebtedness incurred in accordance with this Indenture; provided that such encumbrance or restriction shall be no more restrictive than any encumbrance or restriction contained in the WCI Revolving Credit Facility as in effect on the Issue Date.

SECTION 4.14. Limitation on Liens.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens
(i) upon any item of Collateral other than the Liens created by the Securities, this Indenture and the Collateral Documents and the Liens expressly permitted by the applicable Collateral Document, including the Liens, if any, on the Issue Date in favor of the holders of the Existing Securities and the Liens in favor of the VEBA Trust and (ii) upon any other properties or assets of the Company (including, without limitation, any Capital Stock of a Subsidiary) or any of their Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than (a) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, including, without limitation, Liens securing Indebtedness under the WCI Revolving Credit Facility as of the Issue Date and (b) Permitted Liens.

SECTION 4.15. Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all outstanding Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Within 10 days after the date upon which the Change of Control occurred (the "Change of Control Date") requiring the Company to make a Change of Control Offer pursuant to this Section 4.15, the Company shall so notify the Trustee.

            (b) The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Within 30 days following any Change of Control Date, the Company shall send, by first class mail, a notice to each Holder, with copies to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Securities tendered will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 45 days nor later than 60 days following the Change of Control Date, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of securities pursuant to a Change of Control Offer. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

SECTION 4.16. Limitation on Asset Sales.

            (a) The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (ii) at least 80% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents, (iii) if such Asset Sale involves Collateral it shall be in compliance with the provisions of this Indenture and the Collateral Documents, and (iv) the Company or such Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 180 days of receipt thereof, as follows:

            (A) first, to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay (and, in the case of a revolving credit facility, effect a permanent reduction in the commitment thereunder) any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof (including repurchasing any Existing Securities required to be repurchased pursuant to the Existing Indenture), and

            (B) second, with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (A) and any Net Cash Proceeds received from an Asset Sale involving Collateral (after repurchasing any Existing Securities required to be repurchased pursuant to the Existing Indenture) ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds, the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Securities, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the Company will not be required to apply pursuant to this paragraph (B) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are applied to a Related Business Investment within 180 days of such Asset Sale and, if the Net Cash Proceeds so invested were Collateral Proceeds, the property and assets constituting such Related Business Investment and any other non-cash consideration received as a result of such Asset Sale are made subject to the Lien of this Indenture and the applicable Collateral Documents pursuant to the provisions of this Indenture and the applicable Collateral Documents; provided, further, that to the extent any such assets subject to an Asset Sale constituted Collateral, any property and assets constituting a Related Business Investment and any other non-cash consideration received as a result of such Asset Sale shall not consist of inventory or receivables and shall constitute Collateral under the terms hereof and under the terms of the Collateral Documents; provided, further, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16; and provided, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time the entire unutilized Available Amount, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders of the Securities, the Company may obtain a release of the unutilized portion of the Available Amount from the lien of the Collateral Documents in accordance with Section 11.03.

All Net Cash Proceeds received from the sale of assets constituting Collateral shall constitute Trust Moneys and shall be delivered by the Company (or the applicable Subsidiary of the Company) to the Trustee and be deposited in the Collateral Account in accordance with this Indenture. Net Cash Proceeds so deposited may be withdrawn from the Collateral Account in accordance with
Section 11.03 or 11.04.

            (b) The Company shall provide the Trustee with prompt notice of the occurrence of an Asset Sale Offer. Such notice shall be accompanied by an Officers' Certificate setting forth (i) a statement to the effect that the Company or a Subsidiary of the Company has made an Asset Sale and (ii) the aggregate principal amount of Securities offered to be purchased and the basis of calculation in determining such aggregate principal amount.

            (c) The notice of an Asset Sale Offer shall be sent, by first class mail, by the Company (or caused to be mailed by the Company) with a copy to the Trustee to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered addresses. The Asset Sale Offer shall remain open from the time of mailing until three days before the Asset Sale Offer Payment Date. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. Such notice shall state:

            (1) that the Asset Sale Offer is being made pursuant to Section
      4.16;

            (2) the purchase price (including an amount of accrued interest) and the Asset Sale Offer Payment Date;

            (3) that any Security not tendered will continue to accrue interest;

            (4) that unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Asset Sale Offer Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than two Business Days prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter stating fully the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be so acquired); and

            (8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

            On or before an Asset Sale Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above),
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Offer Payment Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Sale Offer.

            (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a person in a transaction permitted under Article Five hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

SECTION 4.17. Limitation on Sale/leaseback Transactions.

            The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale/leaseback. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into a Sale/leaseback involving only the sale or transfer of assets acquired after the Issue Date and not constituting Collateral if (i) after giving pro forma effect to any such Sale/leaseback, the Company shall be in compliance with Section 4.12, (ii) the sale price in such Sale/leaseback is at least equal to the Fair Market Value of such property and
(iii) the Company or such Subsidiary shall apply the Net Cash Proceeds of the sale as provided pursuant to Section 4.16, to the extent required.

SECTION 4.18. Limitation on Preferred Stock of Subsidiaries.

            The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly-owned Subsidiary of the Company) or permit any person (other than the Company or a wholly-owned Subsidiary of the Company) to hold any Preferred Stock of any Subsidiary of the Company.

SECTION 4.19. Future Guarantees.

            The Company or any of its wholly-owned Subsidiaries may transfer, in one transaction or a series of related transactions, any Collateral to any wholly-owned Subsidiary of the Company, if such transferee wholly-owned Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such wholly-owned Subsidiary shall unconditionally guarantee on a senior secured basis (secured by the Collateral so transferred) all of the Company's obligations under the Securities and this Indenture, (ii) take all necessary action to cause the Lien of the Collateral Documents on such Collateral in favor of the Trustee to remain in full force and effect at all times, (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to comply with clause (ii) above have been duly authorized, executed and delivered by such wholly-owned Subsidiary and the supplemental indenture and each such other document constitutes a legal, valid, binding and enforceable obligation of such wholly-owned Subsidiary and (iv) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing.

SECTION 4.20. Impairment of Security Interest.

            The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of the Trustee and the Holders, with respect to the Collateral, and the Company shall not grant to any person (other than the Collateral Agent on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by this Indenture and the Collateral Documents.

SECTION 4.21. Amendment to Collateral Documents.

            The Company will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way which would be adverse to the Holders.

SECTION 4.22. Inspection and Confidentiality.

            (a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            (b) The Trustee and the Collateral Agent and their respective authorized representatives referred to in Section 4.22(a) agree not to use any information obtained pursuant to this Section 4.22 for any unlawful purpose and to keep confidential and not to disclose any such information to any person except that (i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA or pursuant to this Indenture.

SECTION 4.23. Release of Released Real Property.

            The Company shall have the right to obtain the release of any Collateral constituting Released Real Property upon the satisfaction of the conditions precedent set forth in Section 10.03(c) hereof.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.

            (a) Other than the Merger, the Company will not, in a single transaction or through a series of related transactions, (i) consolidate or merge with or into any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

            (1) either the Company is the surviving or continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (the Company or such other person being hereinafter referred to as the "Surviving Person") is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (2) immediately after giving effect to such transaction or series of transactions on a pro forma basis and the assumption of obligations contemplated by clause (1) above (including any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction but prior to any purchase accounting adjustments relating to such transaction), the Consolidated Net Worth of the Surviving Person would be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (3) immediately after giving effect to such transaction on a pro forma basis and the assumption of obligations contemplated by clause (1) above (including any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction and assuming a market rate of interest with respect thereto), the Surviving Person shall be able to incur $1 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.12;

            (4) immediately before and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
      (1) above and the incurrence or anticipated incurrence of any Indebtedness and Acquired Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel), each stating that such consolidation, merger, transfer or adoption and such supplemental indenture, if required, comply with this Article Five, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied;

            (6) the Company has delivered to the Trustee a certificate from its independent certified public accountants stating that the Company has made the calculations required by clauses (2) and (3) above in accordance with the terms of this Indenture; and

            (7) none of the Company, any Subsidiary of the Company or the Surviving Person would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness) nor would any of its assets or properties become subject to a Lien, unless the Company, any Subsidiary of the Company or the Surviving Person could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under this Indenture (after giving effect to such person being bound by all the terms of this Indenture).

            (b) For purposes of the foregoing, the transfer (by sale, assignment, lease, conveyance or other disposition, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) The Merger shall occur on, or as soon as reasonably practicable after, the Issue Date (provided that Holdings has no Indebtedness outstanding other than Indebtedness owing to the Company not to exceed $60 million).

SECTION 5.02. Successor Corporation Substituted.

            Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE SIX

SECTION 6.01. Events of Default.

            An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Company defaults in the payment of the stated principal amount of any Securities when the same becomes due and payable at maturity, upon acceleration or redemption pursuant to an offer to purchase required hereunder or otherwise;

            (3) the Company fails to comply in all material respects with any of its other agreements contained in the Securities, this Indenture (including, without limitation, under Sections 4.15, 4.16 and 5.01) or the Collateral Documents and to the extent applicable, the Default continues for the period and after the notice specified below;

            (4) there shall be any default or defaults in the payment of principal or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $7,500,000, individually or in the aggregate;

            (5) there shall be any default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $7,500,000, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

            (6) the Company or any of its Subsidiaries fails to perform any term, covenant, condition or provision of one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any of its Subsidiaries then has outstanding Indebtedness in excess of $7,500,000, individually or in the aggregate, and such failure to perform results in the commencement of judicial proceedings to foreclose upon any assets of the Company or any of its Subsidiaries securing such Indebtedness or the holders of such Indebtedness shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

            (7) one or more judgments, orders or decrees for the payment of money which either individually or in the aggregate at any one time exceeds $7,500,000 shall be rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final and nonappealable;

            (8) the Company or any Significant Subsidiary of the Company (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

            (9) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any

      Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary of the Company, (B) appoint a Custodian of the Company, or any Significant Subsidiary of the Company or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (10) any Collateral Document (other than the Intercreditor Agreement) ceases to be in full force and effect or any person acting on behalf of the Company shall deny or disaffirm its obligations under any Collateral Document or the secured obligations under the Collateral Documents cease to be secured by a perfected security interest in any portion of the Collateral purported to be pledged under the Collateral Documents with respect thereto (other than in accordance with the terms thereof).

            A Default under clause (3) above (other than in the case of any Default under Sections 4.15, 4.16, 4.17 and 5.01, which Defaults shall be Events of Default without the notice and without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding.

      SECTION 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, however, that the Trustee shall be under no obligation to follow any request of any of the

Holders unless such Holders shall have offered to the Trustee, after request by the Trustee, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.01(8) or (9) as to the Company occurs, all unpaid principal, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto. In the event that a declaration of acceleration under either Section 6.01(4) or 6.01(5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or the holders of such Indebtedness shall have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereafter and no other Event of Default has occurred during such 60-day period which has not been cured or waived.

SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and may instruct the Collateral Agent to take any action under the Collateral Documents as may be required or permitted thereunder.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an

Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and cease to exist.

SECTION 6.05. Control by Majority.

            The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in
Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

            (5) during such 30-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon the Collateral.

SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the

Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07 and then to the Collateral Agent for amounts due under the Collateral Documents;

            Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: to Holders for principal amounts owing under the Securities and other amounts owing to the Holders with respect to the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and other amounts owing to the Holders with respect to the Securities; and

            Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                  ARTICLE SEVEN

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee obtains actual knowledge that such Default or Event of Default has occurred. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, and a Default that resulted from the failure to comply with Sections 4.15, 4.16 or 5.01, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders.

            This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange.

SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee may agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence or bad faith on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity, but the Trustee's failure to so notify the Company shall not affect the Company's obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Collateral Agent under the Collateral Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be appointment of a successor Collateral Agent under the Collateral Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Collateral Agent under the Collateral Documents.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.

            The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid and Securities for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to redemption as certified to the Trustee by a nationally recognized firm of independent public accountants designated by the Company; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08, 8.04 and 8.05 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08, 4.02, 7.07, 7.08, 8.04 and 8.05, (iii) the
rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03, 4.07, 4.09 and 4.11 through 4.22 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

             (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

            (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(8) and (9) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

            (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

             (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

           (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any of its Affiliates) as the Trustee may determine, to the Holders of such

Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.03. Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 8.04. Repayment to Company.

            Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

            (2) to comply with Article Five;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder or under the Collateral Documents;

            (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

            (6) to provide for future guarantees as provided by Section 4.19;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

            Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

            (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Collateral Documents;

            (2) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Security;

            (3) reduce the principal amount of any Security or any premium thereon;

            (4) change the Maturity Date of any Security, or alter the redemption provisions or the repurchase provisions in this Indenture, the Securities or the Collateral Documents in a manner adverse to any Holder;

            (5) waive a default in the payment of the principal of, interest on, or redemption payment or repurchase payment required hereunder with respect to, any Security, including without limitation, a failure to make payment when required upon a Change of Control or after an Asset Sale;

            (6) make any changes in any provisions relating to waivers of defaults, the ability of the Holders to enforce their rights under this Indenture, the Securities, the Collateral Documents or this Section 9.02;

            (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture and the Securities as in effect on the date hereof;

            (8) affect the ranking of the Securities in a manner adverse to the Holders or release all or substantially all of the Collateral; or

            (9) after the Company's obligation to purchase the Securities arises thereunder, amend, modify or change the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

            In addition to the foregoing, except as expressly permitted by this Indenture (including, without limitation, in Sections 10.03, 10.04 and 10.05), no portion of the Collateral may be released without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Securities.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

            From the date on which the Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under ss. 316(b) of the TIA.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

                                   ARTICLE TEN

                              COLLATERAL DOCUMENTS

SECTION 10.01. Collateral and Collateral Documents.

            (a) In order to secure the due and punctual payment of principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company and the Collateral Agent have simultaneously with the execution of this Indenture entered into the Collateral Documents, pursuant to which the Company has granted to the Collateral Agent for the benefit of the Trustee and the Holders a second priority Lien on and security interest in the Collateral (such Lien ranking junior in priority only to the existing Lien on the Collateral for the benefit of the holders of any outstanding Existing Securities). In addition, such second priority Lien granted to the Collateral Agent will be pari passu with the Lien granted to the trustee of the VEBA Trust pursuant to the VEBA Mortgage and the VEBA Security Agreement; provided that at such time as no Existing Securities remain outstanding, the security interest in the Collateral granted to the

Collateral Agent for the benefit of the Trustee and the Holders shall become a first priority Lien and the Lien granted to the VEBA Trustee pursuant to the VEBA Mortgage and the VEBA Security Agreement shall remain a second priority Lien, junior in priority to the Lien created by the Collateral Documents. The Collateral Agent and the Company hereby agree that the Collateral Agent holds the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as trustee, and for the ratable benefit of the Holders pursuant to the terms of the Collateral Documents. The Collateral Agent is authorized and directed to enter into each of (i) the Intercreditor Agreement and (ii) the VEBA Intercreditor Agreement.

            (b) Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Collateral Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Collateral Documents and this Indenture, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto.

            (c) As set forth in and governed by the Collateral Documents, as among the Holders of Securities, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Securities without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

SECTION 10.02. Recording; Priority; Opinions, Etc.

            (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Collateral Documents, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and perfected Lien on the Collateral with the priority set forth in Section 10.01(a), subject only to the Liens permitted by the Collateral Documents and to fully preserve and protect the rights of the Trustee and the Holders under this Indenture.

            The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Collateral Agent or the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Collateral Agent or the Trustee.

            (b) The Company shall, with respect to (i) below, promptly after the initial issuance of the Securities, and with respect to (ii) below, upon qualification of this Indenture under the TIA, furnish to the Trustee:

             (i) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Collateral Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Collateral Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

            (ii) on January 1 in each year beginning with January 1, 1998, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Collateral Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Collateral Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 10.03. Release of Collateral.

            Except as otherwise permitted by Sections 10.04 and 10.05, the Collateral Agent shall not release Collateral from the Lien of the Collateral Documents unless such release is in accordance with the provisions of this
Section 10.03 and of the Collateral Documents. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property or Liens to be complied with.

            (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Collateral Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 8.01 or for defeasance pursuant to Section 8.02. Upon delivery by the Company to the Trustee and to the Collateral Agent of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases or waivers whenever necessary.

            (b) Sales of Collateral Permitted by Section 4.16. The Company shall be entitled to obtain a release of all or any part of the Collateral (other than Trust Moneys) (the "Released Assets") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee and to the Collateral Agent the following:

                   (i) Release Notice. A notice (each, an "Asset Sale Release
            Notice"), which shall (A) refer to this Section 10.03, (B) attach all the documents referred to below, (C) describe with particularity the Released Asset, (D) specify the value of such Released Asset on a date within 60 days of the Asset Sale Release Notice (the "Valuation Date"), (E) certify that the purchase price received is equal to the Fair Market Value of the Released Asset as of the date of such release, (F) state that the Released Asset will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (G) confirm the sale of, or an agreement to sell, such Released Interest in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to an Affiliate, confirm that such sale is being made in accordance with
            Section 4.11, (H) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                  (ii) Officers' Certificate and Opinion of Counsel. An
            Officers' Certificate and an Opinion of Counsel, each stating that
            (A) such Asset Sale covers only the Released Asset and complies with the terms and conditions of an Asset Sale pursuant to Section 4.16,
            (B) all Net Cash Proceeds from the sale of the Released Asset will be applied pursuant to Section 4.16, (C) there is no Default or Event of Default in effect or continuing on the date thereof, (D) the release of the Released Asset will not result in a Default or Event of Default and (E) all conditions precedent to such release have been complied with;

                 (iii) Regarding Real Property. If the Released Asset is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien having the priority set forth in Section 10.01(a) upon the remaining Mortgaged Property subject only to Prior Liens;

                  (iv) Proceeds of Asset Sale. The Net Cash Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Trustee pursuant to Section 4.16; and

                  (v) Other Documents. Upon qualification of this Indenture
            under the TIA, all documentation required by TIA ss. 314(d).

            (c) Release of Real Property Permitted by Section 4.23. The Company shall be entitled to obtain a release of any part of the Collateral constituting Released Real Property upon compliance with the condition precedent that the Company shall have delivered to the Trustee and to the Collateral Agent the following:

                   (i) Release Notice. A notice (each, a "Real Property Release
            Notice") which shall (A) refer to this Section 10.03, (B) attach all the documents referred to below, (C) describe with particularity the Released Real Property, (D) specify the value of such Released Real Property on a date within 60 days of the Real Property Release Notice (the "Real Property Valuation Date"), (E) state that the Released Real Property will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral, is not necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law, and is not an integral part of the Company's operations as conducted at the Mortgaged Property on the Issue Date, and (F) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                  (ii) Officers' Certificate and Opinion of Counsel. An
            Officers' Certificate and an Opinion of Counsel, each stating that
            (A) there is no Default or Event of Default in effect or continuing on the date thereof, (B) the Real Property to be released constitutes Released Real Property, (C) the release of the Released Real Property will not result in a Default or Event to Default and
            (D) all conditions precedent to such release have been complied with;

                 (iii) Title Insurance. Evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien with the priority set forth in
            Section 10.01(a) hereof upon the remaining Mortgaged Property, subject only to Prior Liens; and

                  (iv) Other Documents. Upon qualification of this Indenture under the TIA, all documentation required by TIA ss. 314(d).

            Upon compliance with the conditions set forth in (b) or (c) above, and the delivery by the Company of such other documents that the Trustee or the Collateral Agent may reasonably require, the Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of an Asset Sale Release Notice or Real Property Release Notice, as applicable, and the satisfaction of the applicable requirements of this Section 10.03.

            At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders of the Securities.

SECTION 10.04. Disposition of Collateral Without Release.

            (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which at such time is subject to the Lien of the Collateral Documents, which may have become worn out or obsolete, not exceeding individually, in Fair Market Value, $250,000, subject in all cases to the requirements of and restrictions contained in the TIA.

            (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Collateral Agent or the Trustee, and the Company requests the Collateral Agent or the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Collateral Agent or the Trustee and

(ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly made by the Company in conformity with
Section 10.04(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 10.04. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Trustee hereunder as sufficient for the purposes of this Indenture.

SECTION 10.05. Eminent Domain and Other Governmental Takings.

            Subject to the provisions of the Collateral Documents, upon the occurrence of a Taking or should any of the Collateral be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such Taking or purchase, but only upon receipt by the Trustee of the following:

            (a) an Officers' Certificate stating that a Taking has occurred with respect to such property and the amount of the Net Award therefor, or that such property has been sold pursuant to a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) any Net Award, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Eleven and the applicable Collateral Documents; provided, however, that in lieu of all or any part of such Net Award, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such Net Award, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

            (c) an Opinion of Counsel substantially to the effect:

                   (i) that a Taking has occurred with respect to such property or such property has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                  (ii) in the case of any Taking, that the Net Award for the property so taken has become final or that the Board of Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Securities;

                 (iii) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                  (iv) in the event that, pursuant to Section 10.05(b), the Net
            Award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

                   (v) that the instrument or the instruments and the Net Award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the Collateral Documents and that, upon the basis of such application, the Collateral Agent and the Trustee are permitted by the terms hereof and of the Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

            In any proceedings for the Taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company. Subject to the provisions of the Collateral Documents, all cash or Cash Equivalents received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee as

Trust Moneys under Article Eleven subject to application as therein provided. Subject to the provisions of the Collateral Documents, all purchase money and other obligations received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee as Collateral subject to application as provided in
Section 10.13.

SECTION 10.06. Trust Indenture Act Requirements.

            The release of any Collateral, whether pursuant to any provision of this Article Ten or Article Eleven, from any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, will not be deemed to impair the Lien of the Collateral Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Collateral Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other obligor on the Securities shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens of each hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an officer of the Company, except in cases which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

SECTION 10.07. Suits To Protect Collateral.

            Subject to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.08. Purchaser Protected.

            In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Ten to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

SECTION 10.09. Powers Exercisable by Receiver or Trustee.

            In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Ten upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article Ten.

SECTION 10.10. Determinations Relating to Collateral.

            In the event (i) the Trustee or the Collateral Agent shall receive any written request from the Company under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes Released Collateral) or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Agent shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Collateral Document, then, in each such event, the Trustee or the Collateral Agent, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

SECTION 10.11. Form and Sufficiency of Release.

            In the event that the Company has sold, exchanged, or otherwise disposed of or propose to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Sections 10.03 and 10.05 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Collateral Documents.

SECTION 10.12. Possession and Use of Collateral.

            Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Collateral, to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).

SECTION 10.13. Disposition of Obligations Received.

            All purchase money or other obligations received by the Trustee under this Article Ten shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Securities pursuant to Section 4.16, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as

Trust Moneys under Article Eleven subject to application as therein provided. Unless and until the Securities are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 11.07. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.

SECTION 10.14. Release upon Termination of the Company's Obligations.

            In the event that the Company delivers an Officers' Certificate certifying that the provisions of Sections 8.01 or 8.02 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Collateral Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.

                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS

SECTION 11.01. "Trust Moneys" Defined.

            Subject to the provisions of the VEBA Intercreditor Agreement, all cash or Cash Equivalents received by the Trustee in accordance with the terms of this Indenture and the Collateral Documents:

            (a) upon the release of property from the Lien of the Collateral Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental or other obligations; or

            (b) as Net Proceeds upon the Destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

            (c) as a Net Award or Net Awards upon the Taking of all or any part of the Collateral; or

            (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

            (e) pursuant to the Mortgage; or

            (f) for application under this Article Eleven as elsewhere provided in this Indenture or the Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.06 or Article Eight or delivered to or received by the Trustee for application in accordance with Section 6.10) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Collateral Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article Eleven.

            On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article Eleven.

SECTION 11.02. Withdrawals of Insurance Proceeds and Condemnation Awards.

            Subject to the provisions of the Collateral Documents, to the extent that any Trust Moneys consist of either (i) any Net Proceeds or (ii) any Net Award or the proceeds for any of the Collateral subject to a Taking sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by a Company Order to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                   (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company;

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 11.02;

                 (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacements, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                  (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

                  (v) whether any part of such repairs, rebuildings or
            replacements within six months before the date of acquisition thereof by the Company has been used or operated by any person other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000, and 1% of the aggregate principal amount of the outstanding Securities and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described and it shall be stated that an Appraiser's or Independent Financial Adviser's certificate as to the fair value to the Company of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 11.02;

                  (vi) that no Default or Event of Default shall have occurred and be continuing; and

                  (vii) that all conditions precedent herein provided for
            relating to such withdrawal and payment have been complied with;

            (b) all documentation required under TIA ss. 314(d);

            (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

                  (1) with respect to any such repairs, rebuildings or
            replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recoverable form sufficient for the Lien of this Indenture and any mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                  (2) a policy of title insurance (or a commitment to issue
            title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien (of the priority contemplated in Section 10.01(a) hereof) on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated in Section 10.02(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 10.02(b) regarding the affected Mortgaged

            Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage;

                  (3) in the event that such repairs, rebuildings or
            replacements have a fair value in excess of $250,000, a Survey with respect thereto; and

                  (4) evidence of payment or a closing statement indicating
            payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document and to perfect such Lien; and

            (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recoverable form sufficient for the Lien of the Security Agreement to cover such repairs, rebuildings or replacements; and

                  (2) evidence of payment or a closing statement indicating
            payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

            (d) an Opinion of Counsel substantially stating:

                   (i) that the instruments that have been or are therewith
            delivered to the Trustee conform to the requirements of this Indenture and the Collateral Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.02;

                  (ii) that the Company has acquired title to said repairs,
            rebuildings and replacements at least equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any Collateral Documents, except Liens of the type permitted under the applicable Collateral Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taken;

                 (iii) that all of the Company's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the Collateral Documents.

            Upon compliance with the foregoing provisions of this Section 11.02, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection
(a) of this Section 11.02, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Appraiser's or Independent Financial Advisor's certificate, if required), whichever is less.

SECTION 11.03. Withdrawal of Trust Moneys on Basis of Retirement of Securities.

            (a) Except with respect to Trust Moneys received pursuant to Section 10.03(b) and subject to release pursuant to Section 11.03(b) and Section 11.04, and as otherwise permitted or required by the Collateral Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, on any Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer under Section 4.15 or an Asset Sale Offer pursuant to Section 4.16, as the Company shall request in writing, upon receipt by the Trustee of the following:

             (i) a Board Resolution of the Company directing the application pursuant to this Section 11.03 of a specified amount of Trust Moneys and, if any such moneys are to be applied to payment, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of

      Securities to be purchased and any other provisions of this Indenture governing such purchase;

            (ii) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee, in trust for such purpose;

           (iii) an Officers' Certificate, dated not more than 5 Business Days prior to the date of the relevant application, stating (A) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (B) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

            (iv) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section 11.03(a), the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph
(ii) of this Section 11.03(a), to the extent necessary, to pay any accrued interest required in connection with such purchase.

            (b) To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.16 and the Company has made an Asset Sale Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Asset Sale Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

             (i) A notice which shall (A) refer to this Section 11.03(b) and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Securities pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released to the Company;

            (ii) An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 4.16, (B) there is no Default or Event of Default in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

            (iii) All documentation required under TIA 314(d); and

            (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

SECTION 11.04. Withdrawal of Trust Moneys for Reinvestment.

            To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.16, and the Company intends to reinvest such Net Cash Proceeds in a Related Business Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) A notice which shall (i) refer to this Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the Asset Sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the Related Business Investment to be made with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

            (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.16, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent and covenants herein provided for relating to such release and application of the Released Trust Moneys have been complied with;

            (c) If the Related Business Investment to be made is an investment in Real Property:

                   (i) an instrument or instruments in recordable form
            sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                  (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien of the priority contemplated in Section 10.01(a) on such Real Property in an aggregate amount equal to the fair value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii);

                  (iii) in the event such Real Property has a fair value in
            excess of $250,000, a Survey with respect thereto; and

                  (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien; and

            (d) If the Related Business Investment is a personal property interest:

                  (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Collateral Document to cover such personal property interest; and

                  (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Collateral Document.

            (e) All documentation required under TIA ss. 314(d); and

            (f) An opinion of counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company.

SECTION 11.05. Powers Exercisable Notwithstanding Default or Event of Default.

            In case a Default or an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents), may do any of the things enumerated in Sections 11.02,
11.03 and 11.04 if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing. This Section 11.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or (2).

SECTION 11.06. Powers Exercisable by Trustee or Receiver.

            In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article Eleven conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers'

Certificate required by this Article Eleven. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Collateral Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 11.07. Investment of Trust Moneys.

            All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and the maturity date of such investment. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.07.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:

            if to the Company:

            WCI Steel, Inc.
            1040 Pine Avenue SE
            Warren, Ohio  44483-6528

            Attention:  Bret W. Wise

            with a copy to:

            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, New York  10038

            Attention:  Michael C. Ryan, Esq., c/o Managing
                        Attorneys' Office

            if to the Trustee or the Collateral Agent:

            Fleet National Bank
            777 Main Street
            Hartford, Connecticut  06108

            Attention:  Corporate Trust Administration

            Each of the Company, the Trustee and the Collateral Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

            A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 12.11. Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    WCI STEEL, INC.,
                                      as Issuer


                                    By: /s/ Bret W. Wise
                                       -----------------------------------
                                        Name: Bret W. Wise
                                        Title: VP, Finance and Chief
                                               Financial Officer



                                    FLEET NATIONAL BANK,
                                        as Trustee and as Collateral
                                        Agent


                                    By: /s/ Philip G. Kane, Jr.
                                       -----------------------------------
                                        Name: Philip G. Kane, Jr.
                                        Title: Vice President

                                                                       EXHIBIT A

                             [FORM OF SERIES A NOTE]

[If a restricted security, then insert -- THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OR ANY NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

[If a Temporary Regulation S Global Security, then insert -- THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.06 OF THE INDENTURE, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.]

[If a Permanent Regulation S Security, then insert -- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

                                 WCI STEEL, INC.

                             10% Senior Secured Note
                               due 2004, Series A

No.                                                           $

            WCI STEEL, INC., an Ohio corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on December 1, 2004.

            Interest Payment Dates: June 1 and December 1

            Record Dates: May 15 and November 15

            To the extent set forth in the Collateral Documents, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid, perfected security interest in the Collateral (as defined in the Indenture) with the priority contemplated in Section 10.01(a) of the Indenture, the terms of which security interest are more fully set forth in the Collateral Documents.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  November 27, 1996

                                    WCI STEEL, INC.



                                    By:_________________________________________
                                        Name:
                                        Title:


                                    By:_________________________________________
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities described in the within-mentioned Indenture.

                                    FLEET NATIONAL BANK,
                                      as Trustee



                                    By_________________________________________
                                             Authorized Signatory

                                 WCI STEEL, INC.

                             10% Senior Secured Note
                               due 2004, Series A

1. Interest.

            WCI STEEL, INC., an Ohio corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on June 1 and December 1 of each year (the "Interest Payment Date"), commencing June 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 12% per annum.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

3. Paying Agent and Registrar.

            Initially, Fleet National Bank (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), by and between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Secured Notes due 2004, Series A (the "Series A Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general secured obligations of the Company limited in aggregate principal amount to $300,000,000.

5. Registration Rights.

            Pursuant to the Registration Rights Agreement by and between the Company and the initial purchaser of the Series A Securities, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 10% Senior Secured Notes due 2004, Series B, of the Company (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Series A Securities. The Holders of Series A Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

6. Optional Redemption.

            The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after December 1, 2001, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on December 1 of the years indicated below:

      Year                                                     Percentage

      2001....................................................  105.000%
      2002....................................................  103.333%
      2003....................................................  101.000%

            In addition, at any time prior to December 1, 1999, the Company may redeem up to 33-1/3% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109% plus accrued interest to the redemption date; provided that at least $200 million aggregate principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

7. Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

8. Change of Control Offer.

            Upon the occurrence of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9. Limitation on Disposition of Assets.

            Under certain circumstances, the Company is required to apply the net proceeds from Asset Sales to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10. Collateral Documents.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Collateral Documents. The Securities will be secured by Liens on and security interests in the Collateral with the priority contemplated in Section 10.01(a) of the Indenture and are subject to certain permitted encumbrances.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

            With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under this Indenture.

13. Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14. Discharge Prior to Redemption or Maturity.

            The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

15. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

16. Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of certain of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17. Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

22. Governing Law.

            The Laws of the State of New York shall govern this Security and the Indenture.

23. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25. Indenture.

            Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: WCI STEEL, INC., 1040 Pine Avenue SE, Warren, OH 44483-6528, Attn.: Bret W. Wise.

26. Certain Information Obligations.

            At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

[The form of reverse of a Temporary Regulation S Global Security shall be as set forth below --

            Until this Temporary Regulation S Global Security is exchanged for a Permanent Regulation S Global Security, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Temporary Regulation S Global Security shall in all other respects be entitled to the same benefits as other Securities under the Indenture.

            This Temporary Regulation S Global Security is exchangeable in whole or in part for one or more Permanent Regulation S Global Securities or Restricted Global Securities only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Temporary Regulation S Global Security for one or more Permanent Regulation S Global Securities or Restricted Global Securities, the Trustee shall cancel this Temporary Regulation S Global Security.

            This Temporary Regulation S Global Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Temporary Regulation S Global Security shall be governed by and construed in accordance with the laws of the State of New York.

                   SCHEDULE OF EXCHANGES FOR GLOBAL SECURITIES

            The following exchanges of a part of this Temporary Regulation S Global Security for other Global Securities have been made:

                   Amount of decrease in    Amount of increase in         Global Security               Signature of
                    Principal Amount of      Principal Amount of       following such decrease       authorized officer
Date of Exchange    this Global Security     this Global Security           (or increase)                 of Trustee  ]
----------------    --------------------     --------------------      -----------------------       ------------------


                              [FORM OF ASSIGNMENT]

I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Print or type name, address and zip code of assignee)

Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:____________________ Signed:____________________________


______________________________________________________________
            (Sign exactly as your name appears on
            the front of this Security)


Signature Guarantee:__________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

                                      $

Date:__________         Signature:____________________________
                                    (Sign exactly as your name
                                    appears on the front of
                                    this Security)


Signature Guarantee:______________________________________

                                                                       EXHIBIT B

                             [FORM OF SERIES B NOTE]

                                 WCI STEEL, INC.

                            10% Senior Secured Note
                               due 2004, Series B

No.                                                                $

            WCI STEEL, INC., an Ohio corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on December 1, 2004.

            Interest Payment Dates: June 1 and December 1

            Record Dates: May 15 and November 15

            To the extent set forth in the Collateral Documents, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid, perfected security interest in the Collateral (as defined in the Indenture) with the priority contemplated in Section 10.01(a) of the Indenture, the terms of which security interest are more fully set forth in the Collateral Documents.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                    WCI STEEL, INC.


                                    By:_________________________________________
                                        Name:
                                        Title:


                                    By:_________________________________________
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities described in the within-mentioned Indenture.

                                        FLEET NATIONAL BANK,
                                          as Trustee



                                        By:_____________________________________
                                                  Authorized Signatory

                                 WCI STEEL, INC.

                             10% Senior Secured Note
                               due 2004, Series B

1. Interest.

            WCI STEEL, INC., an Ohio corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on June 1 and December 1 of each year (the "Interest Payment Date"), commencing June 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 12% per annum.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

            Initially, Fleet National Bank (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), by and between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Secured Notes due 2004, Series B (the "Series B Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general secured obligations of the Company limited in aggregate principal amount to $300,000,000.

5. Exchange Offer.

            The Series B Securities were issued pursuant to an exchange offer pursuant to which 10% Senior Secured Notes due 2004, Series A, of the Company (the "Series A Securities"), in like principal amount and having substantially identical terms as the Series B Securities, were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

6. Optional Redemption.

            The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after December 1, 2001, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on December 1 of the years indicated below:


      Year                                                      Percentage

      2001....................................................  105.000%
      2002....................................................  103.333%
      2003....................................................  101.000%

            In addition, at any time prior to December 1, 1999, the Company may redeem up to 33-1/3% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109% plus accrued interest to the redemption date; provided that at least $200 million aggregate principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

7. Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

8. Change of Control Offer.

            Upon the occurrence of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9. Limitation on Disposition of Assets.

            Under certain circumstances, the Company is required to apply the net proceeds from Asset Sales to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10. Collateral Documents.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Collateral Documents. The Securities will be secured by Liens on and security interests in the Collateral with the priority contemplated in Section 10.01(a) of the Indenture and are subject to certain permitted encumbrances.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

            With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under this Indenture.

13. Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14. Discharge Prior to Redemption or Maturity.

            The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

15. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

16. Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of certain of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17. Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the

Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

22. Governing Law.

            The Laws of the State of New York shall govern this Security and the Indenture.

23. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25. Indenture.

            Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: WCI STEEL, INC., 1040 Pine Avenue SE, Warren, OH 44483-6528, Attn.: Bret W. Wise.

                              [FORM OF ASSIGNMENT]

I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Print or type name, address and zip code of assignee)

Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:____________________ Signed:____________________________


___________________________________________________________
            (Sign exactly as your name appears on
            the front of this Security)


Signature Guarantee:__________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:


                                       $

Date:__________         Signature:____________________________
                                    (Sign exactly as your name
                                    appears on the front of
                                    this Security)


Signature Guarantee:______________________________________

                                                                       EXHIBIT C

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                       Transferee Letter of Representation

WCI Steel, Inc.
c/o Fleet National Bank,
      as Trustee
    777 Main Street
    Hartford, Connecticut  06108

Dear Sirs:

            In connection with our proposed purchase of $ aggregate principal amount of the 10% Senior Secured Notes due 2004 (the "Notes") of WCI Steel, Inc., an Ohio corporation (the "Company"), we confirm that:

            1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $500,000, (f) in an offshore transaction pursuant to Regulation S of the Securities Act or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

            2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            3. We are acquiring at least $500,000 principal amount of the Notes and we are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

            4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                              _______________________________
                                    (Name of Purchaser)


                              By: ___________________________

                              Date: _________________________

            Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                        Name: ______________________________

                        Address: ___________________________

                        Taxpayer ID Number: ________________

                                                                       EXHIBIT E

                [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                       BENEFICIAL INTEREST IN A TEMPORARY
                          REGULATION S GLOBAL SECURITY
                             TO EUROCLEAR OR CEDEL]

                         OWNER SECURITIES CERTIFICATION

                                 WCI STEEL, INC.

                        10% Senior Secured Notes due 2004
                                 CUSIP No.______

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This is to certify that, as of the date hereof, $___________ of the above-captioned Securities (the "Securities") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.


                              Dated: __________, ____

                              By:_______________________________________________
                                   As, or as agent for, the beneficial
                                   owner(s) of the Securities to which
                                   this certificate relates.

                                                                       EXHIBIT F

                       [FORM OF CERTIFICATION TO BE GIVEN
                          BY THE EUROCLEAR OPERATOR OR
                          CEDEL BANK, SOCIETE ANONYME]

                       DEPOSITORY SECURITIES CERTIFICATION

                                 WCI STEEL, INC.

                        10% Senior Secured Notes due 2004
                               CUSIP No. ________

Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This is to certify that, with respect to U.S.$__________ principal amount of the above-captioned Securities (the "Securities"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.(1)

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

--------
(1) Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                          Dated: ___________, ____


                                                Yours faithfully,


                                          MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as operator of the
                                          Euroclear System]

                                          or

                                          [CEDEL BANK, SOCIETE ANONYME]


                                          By:___________________________________

                                                                       EXHIBIT G

                      [FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                     TEMPORARY REGULATION S GLOBAL SECURITY]

                       TRANSFEREE SECURITIES CERTIFICATION

                                 WCI STEEL, INC.

                        10% Senior Secured Notes due 2004
                               CUSIP No._________

Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                    Dated: _____________, ____

                                    By:_________________________________________
                                          As, or as agent for, the beneficial
                                          acquiror of the Securities to which
                                          this certificate relates.

                                                                       EXHIBIT H

                      FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                    TO TEMPORARY REGULATION S GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to U.S. $_____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Temporary Regulation S Global Security (CUSIP No._____) to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Securities was not made to a person in the United States;

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]1

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;(1)

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                          [Insert Name of Transferor]


                                          By:___________________________________
                                              Name:
                                              Title:


Dated: _____________________________

CC:   WCI Steel, Inc.

--------
(1) Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                                                       EXHIBIT I

                FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                          RESTRICTED GLOBAL SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to U.S.$____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Permanent Regulation S Global Security (CUSIP No._____).

            In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and,

(1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (A) the offer of the Securities was not made to a person in the United States;

            [(B at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]1

            [(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;(1)

            (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

            (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                    [Insert Name of Transferor]


                                    By:_________________________________________
                                        Name:
                                        Title:


Dated: _________________________

CC:   WCI Steel, Inc.

--------
(1) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       EXHIBIT J

                FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                     TEMPORARY REGULATION S GLOBAL SECURITY
                  OR PERMANENT REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to U.S.$_______ principal amount of Securities which are evidenced by an aggregate [Temporary Regulation S Global Security (CUSIP No._______] [Permanent Regulation S Global Security (CUSIP No._______] and held with the Depository through [Euroclear] [Cedel] (Common Code _______) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Restricted Global Security of the same series and of like tenor as the Securities (CUSIP No._______).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                          [Insert Name of Transferor]

                                          By:___________________________________
                                              Name:
                                              Title:

Dated: ________________________

CC: WCI Steel, Inc.

                                                                     EXHIBIT K-1

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                           RESTRICTED GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to $_______ principal amount of Restricted Securities held in definitive form (CUSIP No._______) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

            (1) if the transfer has been effected pursuant to Rule 144A:

                  (A) the Securities are being transferred to a person that the
            Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                  (B) such Person and each such account is a "qualified
            institutional buyer" within the meaning of Rule 144A; and


                                      K-1-1

                  (C) the Securities have been transferred in a transaction
            meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

            (2) if the transfer has been effected pursuant to Rule 144:

                  (A) more than two years has elapsed since the date of the
            closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                  (B) the Securities have been transferred in a transaction
            permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                    Dated: _____________, ____

                                    [Insert Name of Transferor]

                                    By:_________________________________________
                                        Name:
                                        Title:


cc: WCI Steel, Inc.


                                      K-1-2

                                                                     EXHIBIT K-2

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                    OR TEMPORARY REGULATION S GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to $ principal amount of Restricted Securities held in definitive form (CUSIP No. ) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

                  (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

            (A) the offer of the Securities was not made to a person in the United States;

            (B) either;

                        (i) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf


                                      K-2-1
                  reasonably believed that the transferee was outside the United States, or

                      (ii) the transaction was executed in, on or through the
                  facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                  (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

            (2) if the transfer has been effected pursuant to Rule 144:

                  (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                  (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                           Dated: ____________, ____

                                          [Insert Name of Transferor]

                                          By:___________________________________
                                              Name:
                                              Title:

CC: WCI Steel, Inc.


                                      K-2-2

                                                                     EXHIBIT L-1

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
                     SECURITY TO RESTRICTED GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to $_______ principal amount of Restricted Securities held in definitive form (CUSIP No._______) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce


                                      L-1-1
this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                    Dated: _______________, ____

                                    [Insert Name of Transferor]

                                    By:_________________________________________
                                       Name:
                                       Title:

CC: WCI Steel, Inc.


                                      L-1-2

                                                                     EXHIBIT L-2

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
               SECURITY TO PERMANENT REGULATION S GLOBAL SECURITY

Fleet National Bank,
  as Trustee
777 Main Street
Hartford, CT  06108

Attention: Corporate Trust Administration

            Re:   WCI Steel, Inc.
                  10% Senior Secured Notes
                  due 2004 (the "Securities")
                  ---------------------------

            Reference is hereby made to the Indenture, dated as of November 27, 1996 (the "Indenture"), by and between WCI Steel, Inc., as Issuer, and Fleet National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to $______________ principal amount of Restricted Securities held in definitive form (CUSIP No._______) by __________ [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

                  (1) if the transfer has been effected pursuant to Rule 903 or
            Rule 904:

                        (A) the offer of the Securities was not made to a person
                  in the United States;

                        (B) either;

                              (i) at the time the buy order was originated, the
                        transferee was outside the United States or the Transferor and any person


                                      L-2-1
                        acting on its behalf reasonably believed that the transferee was outside the United States, or

                              (ii) the transaction was executed in, on or
                        through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                        (C) no directed selling efforts have been made in
                  contravention of the requirements of Rule 903(b) or 904 (b) of Regulation S, as applicable;

                        (D) the transaction is not part of a plan or scheme to
                  evade the registration requirements of the Act; and

                        (E) if such transfer is to occur during the Restricted
                  Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

                  (2) if the transfer has been effected pursuant to Rule 144:

                        (A) more than two years has elapsed since the date of
                  the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                        (B) the Securities have been transferred in a
                  transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are


                                      L-2-2
commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                        Dated: ______________, ____

                                        [Insert Name of Transferor]

                                        By:_____________________________________
                                            Name:
                                            Title:

CC: WCI Steel, Inc.


                                      L-2-3